FORM 8-K12G3A

                                 CURRENT REPORT

         PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT

                                  March 9, 2000
                                 Date of Report
                        (Date of Earliest Event Reported)

                    NEW MILLENNIUM MEDIA INTERNATIONAL, INC.
             (Exact Name of Registrant as Specified in its Charter)

                              NEW MILLENNIUM MEDIA
                               INTERNATIONAL INC.
                          Suite 300 101 Philippe Pkwy.
                          Safety Harbor, Florida 34695
                    (Address of principal executive offices)

                                 (727) 797-6664
                               (727) 797-7770 Fax
                    Registrant's telephone number and telefax

                               SCOVEL CORPORATION
                                  128 April Rd.
                          Port Moody, British Columbia
                                 Canada V3H-3M5
                        (Former name and former address)

                Colorado           0-29195          84-1463284
             (State or other     (Commission     (I.R.S. Employer
             jurisdiction of     File Number)   Identification No.)
              incorporation)

ITEM 1. CHANGES IN CONTROL OF REGISTRANT

(a) Pursuant to an Agreement and Plan of Merger (the "Merger Agreement") dated as of March 9, 2000 between Scovel Corporation, a Delaware corporation ("Scovel"), and New Millennium Media International, Inc., a Colorado corporation ("New Millennium"), New Millenium acquired all of the issued and outstanding shares of Scovel from Gerald Ghini as owner of all the outstanding shares of common stock of Scovel in exchange for 500,000 shares of restricted common stock of New Millenium in a transaction in which New Millennium will be the surviving company. New Millennium will issue the 500,000 New Millennium restricted shares to Gerald Ghini.

The Merger Agreement was adopted by the unanimous consent of the Board of Directors of Scovel and approved by the unanimous consent of the shareholders of Scovel on March 9, 2000. The Merger Agreement was adopted by the unanimous consent of the Board of Directors of New Millennium on March 9, 2000. The transaction is intended to qualify as a reorganization within the meaning of
Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended ("IRC").

Prior to the merger, Scovel had 5,000,000 shares of common stock outstanding which shares will be exchanged for 500,000 shares of restricted common stock of New Millennium. By virtue of the merger, New Millennium will acquire 100% of the issued and outstanding common stock of Scovel.

The officers of New Millennium will continue as officers of the successor issuer. See "Management" below. The officers, directors and by-laws of New Millennium will continue without change as the officers, directors and by- laws of the successor issuer.

A copy of the Merger Agreement was filed as an exhibit to the original Form 8-K and is incorporated in its entirety therein. The foregoing description is modified by such reference.


(b) The following table contains information regarding the shareholdings of New Millennium's current directors and executive officers and those persons or entities who beneficially own more than 5% of its common stock (giving effect to the exercise of the warrants held by each such person or entity):

Name and Address                   Amount and Nature           Percent of Common
of Beneficial                      of Beneficial               stock owned
Owner(1)                           Ownership
----------------                   -----------------           -----------------
John Thatch                            2,500,000                      10%
President/CEO
and Director

Gerald Parker (2)                            -0-                       0%
Chairman

Andy Badolato (2)                            -0-                       0%
Director & Vice
President of Finance

Tony Gomes (2)                               -0-                       0%
Director & Vice President
Of Corporate Marketing

Investment Management                  9,632,080                      38%
of America, Inc.(2)

Troy Lowrie                            2,250,000                       9%
(Resigned)(3)
Less than 5%

Officers and Directors                12,132,080                      48%
as a Group (4 persons)

(1) Based upon 24,500,000 outstanding shares of common stock (subsequent to the effectiveness of the merger and the issuance of 500,000 shares to Gerald Ghini).
(2) Parker, Badolato and Gomes are officers, directors and majority shareholders in Investment Management of America, Inc.
(3) Mr. Troy Lowrie was the past president and director of PMC which was merged into New Millennium.

The Directors named above will serve until the next annual meeting of the shareholders of the Company in the year 2001. Directors will be elected for one-year terms at each annual shareholder's meeting. Officers hold their positions at the appointment of the Board of Directors.

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

Pursuant to the Merger Agreement, New Millenium acquired all of the issued and outstanding shares of Scovel from Gerald Ghini as owner of all the outstanding shares of common stock of Scovel in exchange for 500,000 shares of restricted common stock of New Millenium in a transaction in which New Millennium will be the surviving company. New Millennium will issue the 500,000 New Millennium restricted shares to Gerald Ghini. In evaluating New Millennium as a candidate for the proposed merger, Scovel used criteria such as the value of the assets of New Millennium and its subsidiaries, the anticipated operations and acquisitions, material contracts, business name and reputation, quality of management, and current and anticipated operations. Scovel determined that the consideration for the merger was reasonable. No material relationship exists between the selling shareholders of Scovel or any of its affiliates, any director or officer, or any associate of any such director or officer of Scoval and New Millennium. The consideration exchanged pursuant to the Merger Agreement was negotiated between Scovel and New Millennium in an arm's-length transaction.

History

New Millennium Media International, Inc. is a Colorado corporation organized on April 21, 1998. New Millennium's principal place of business is located at Suite 300 101 Philippe Pkwy., Safety Harbor, Florida 34695. New Millennium is the successor to Progressive Mailer Corp. ("PMC"), a corporation organized in Florida on February 5, l997. In February, l998, PMC's sole officer and director resigned and sold all of her share ownership in PMC, which represented 95% of the issued and outstanding shares of PMC, to Troy Lowrie and Mr. Lowrie was elected the President and Director of PMC. In connection with the transaction, the principal offices of PMC were relocated to Denver, Colorado. Effective April 30, l998, PMC was merged into New Millennium in order to effect a change in domicile of PMC from Florida to Colorado and the separate existence of PMC terminated pursuant to the merger agreement. In connection with the merger, each share of PMC outstanding on April 30, l998 was exchanged for a like number of shares of New Millennium.

On November 3, l997, PMC received clearance from the NASD to have its common stock listed on the OTC Electronic Bulletin Board pursuant to PMC's application submitted to the NASD pursuant to NASD Rule 6740 and Rule 15c2-11 under the Securities Exchange Act of l934. The current trading symbol on the OTC Electronic Bulletin Board for New Millennium's common stock is NMMI.

In March 1997 and April 1998, PMC conducted offerings of its common stock pursuant to the exemption from registration afforded by Rule 504 of Regulation D promulgated under the Securities Act of l933, as amended. As a result of these offerings, there are presently 2,055,000 unrestricted shares of common stock of New Millennium issued and outstanding.

Effective, April 14, l998 PMC entered into an Asset Purchase Agreement with Lufam Technologies, Inc, a California corporation, in exchange for the issuance of shares of PMC's common stock to Lufam. Pursuant to the terms of the Asset Purchase Agreement, PMC acquired the exclusive rights to the IllumiSign EyeCatcher display system, a special advertising display machine. New Millennium intends to market and sell these machines.

Business

                       New Millennium Media International

The outdoor advertising business reported earnings of 2.330 billion in 1998, an increase of 9.1% over the previous year. The first quarter of 1999 revenues were up 7.5% over the same period in 1998, according to the Outdoor Advertising Association of America, Inc. This continued growth reflects the popularity and effectiveness of outdoor and indoor advertising from both existing and new advertisers. New Millennium Media International, Inc. intends to capitalize on the demand for display advertising in two ways. New Millennium will install LED outdoor displays in high traffic areas, and form joint ventures with strategic partners to place a large number of indoor "patented" Eye Catcher boards. New Millennium intends to provide the most highly visible sites throughout the world and superior service within the industry. The Out of Home advertising industry has continually grown year after year and shows no signs of waning. The new millennium will demand the highest digital quality and the most cost efficient LED advertising boards available. We believe New Millennium already has the product available and subject to available financing we are ready to introduce the product. New Millennium (OTC Electronic Bulletin Board trading symbol:
"NMMI") has a unique opportunity to become an industry leader in the indoor and outdoor advertising industry. We intend to change the way the industry markets and generates ad revenues by setting a whole new standard of doing business. New Millennium has the exclusive U.S. rights to an indoor advertising board called the Illumisign EyeCatcher Display. This is a "patented" product, which ranges in size from 11"x17" to 48"x72". These signs can display up to 24 advertisements on a rotating basis. Each rotation runs two minutes. Illumisigns can generate revenues up to $5,000 a month per display.

New Millennium has another product from a manufacturer of LED boards. New Millennium has teamed up with E-Vision, a U.S. based company who's affiliates manufactures one of the highest quality LED displays in the world. E-Vision will sell us the LED boards at manufacturer's cost and will be a limited partner in the revenues that the boards produce. This allows New Millennium to purchase the highest quality product at a greatly reduced cost. This business arrangement should also enable us to deploy approximately 2 1/2 times the number of boards that we would otherwise have. We also have teamed up with E Ventures Group, a large dotcom advertising and Media company. This enables us to sell advertisements on a national level that will benefit us in placing boards throughout the U.S.

E-Vision has the capability to distribute any size board including boards for Sport Events. These LED boards can run any commercial format on any sized board. This gives New Millennium a strong competitive advantage over other display boards for which the advertisement must be reformatted. Formatting often takes weeks. E-Vision LED displays will run any format on any size board with consistent color quality and clarity. Color quality and clarity are very important to a national advertiser who wants its colors and logos the same on all boards. E-Vision will assist New Millennium with training and support from the first board and will provide New Millennium with ongoing assistance in all aspects of programming, technical and software support. As a manufacturing partner, E-Vision and its affiliates will supply New Millennium, free of charge software upgrades as they become available. New Millennium also has an agreement for the U.S. distribution rights from Multiadd, an English based company. Multiadd manufactures a patented indoor IllumiSign, which is called the "Eyecatcher" board. This board is steel incased, front lighted, and displays poster type ads. The "Eyecatcher" is capable of displaying up to 24 advertisements from size 11"x17" to 48"x72." Each advertisement has the ability to rotate in cycles of 3 seconds to 24 hours. This is a significant advantage over other indoor boards, as the competitive boards only display one to three poster ads at a time.

Capital Requirements

New Millennium, with minimal overhead and revenues needs to raise the following capital to fulfill its business plan.

Working capitol                                  $   500,000
Purchase of LED Displays                         $ 3,000,000
Purchase of "Eyecatcher" Displays                $   500,000

         TOTAL CAPITAL                           $ 4,000,000

We have teamed up with a select group of strategic partners that will enable New Millennium to achieve its goals. We have a commitment from Investment Management of America, Inc., a leading venture capital firm based in Clearwater, Florida. IMA provides funding and business development services and support for companies like New Millennium. Its principals have founded companies such as Inktomi, Milcom, Consortio, LiquidGolf.com, ByeByeNow.com, PublicAccess.com and several others.

Management

John "JT" Thatch Age 37
John "JT" Thatch serves as Director, Chief Executive Officer and President of New Millennium Media Inc. He brings to the company over 15 years of entrepreneurial experience. He has successfully founded, operated and managed his own businesses, and limited partnerships. He brings experience in the areas of management, retail sales and financing. J.T. has ties in the business community and brings leadership and integrity to New Millennium. His experience and enthusiasm will provide us with the ability to expand our growth within the outdoor/indoor advertising arena.

Gerald Parker Age 55
Gerald Parker serves as Chairman of the Board. He has founded several companies, and was one of the five original founders of Inktomi Corporation (Nasdaq NMS trading symbol: "INKT"). Gerry also serves as the President of Investment Management of America (IMA). IMA is a leading venture capital firm that provides funding and business strategies to growing companies. He has been instrumental in raising over $300 million of venture capital for companies. These companies have a combined market valuation of over $7.5 billion. Mr. Parker's experience will bring knowledge and stability to enable us to achieve our goals set forward in this business plan.

Andrew Badolato Age 39
Andrew Badolato serves as a Director and Vice President of Corporate Finance. He has successfully managed the mergers of several public companies as CEO and founder of Investment Management of America (IMA). Mr. Badolato is an NASD registered representative and a registered principal. He holds series 7, 24 and 63 license classifications, which currently are in inactive status.

Anthony Gomes Age 37
Anthony Gomes serves as a Director and Vice President of Corporate Marketing. Mr. Gomes has over 12 years of corporate marketing experience with fortune 100 companies. He was the Director of Marketing at Tropicana and managed the $1.6 billion Dole juice, twister beverage and Tropicana Orange Juice accounts. His vision turned around the Twister Juice franchise where sales increased 40% with profits increasing 112%. Prior to Tropicana Mr. Gomes was the Brand Manager of Gatorade and was instrumental in signing Michael Jordan as their national spokesman. Tony will be very instrumental in our national marketing strategies.

DESCRIPTION OF SECURITIES

New Millennium has an authorized capitalization of 25,000,000 shares of common stock, $.001 par value per share of which 23,079,000 shares are issued and outstanding and 10,000,000 shares of preferred stock, $.001 par value per share, of which no shares have been designated or issued.

CURRENT TRADING MARKET FOR NEW MILLENNIUM'S SECURITIES. New Millennium's common stock was traded on the OTC Electronic Bulletin Board operated by the NASD under the symbol NMMI. New Millennium did not file a registration statement with the Securities and Exchange Commission and has not been a reporting company under the Securities Exchange Act of 1934. The Nasdaq Stock Market has implemented a change in its rules requiring all companies trading securities on the OTC
Electronic Bulletin Board to be registered as a reporting company. New Millennium was required to become a reporting company by the close of business on February 25, 2000. New Millennium has effected the merger with Scovel and has become a successor issuer thereto in order to comply with the reporting company requirements implemented by the OTC Electronic Bulletin Board.

PENNY STOCK REGULATION. New Millennium's common stock may be deemed a penny stock. Penny stocks generally are equity securities with a price of less than $5.00 per share other than securities registered on certain national securities exchanges or quoted on the Nasdaq Stock Market, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. New Millennium's securities may be subject to "penny stock rules" that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 together with their spouse). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser's written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the "penny stock rules" require the delivery, prior to the transaction, of a disclosure schedule prescribed by the Commission relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information on the limited market in penny stocks. Consequently, the "penny stock rules" may restrict the ability of broker-dealers to sell New Millennium's securities. The foregoing required penny stock restrictions will not apply to New Millennium's securities if such securities maintain a market price of $5.00 or greater.

ITEM 3. BANKRUPTCY OR RECEIVERSHIP

No court or governmental agency has assumed jurisdiction over any substantial part of the company's business or assets.

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

New Millennium retains its certifying accountants.

ITEM 5. OTHER EVENTS

SUCCESSOR ISSUER ELECTION.

Upon effectiveness of the Merger, pursuant to Rule 12g-3(a) of the General Rules and Regulations of the Securities and Exchange Commission, New Millennium became the successor issuer to Scovel for reporting purposes under the Securities Exchange Act of 1934 and elects to report under the Act effective February 28, 2000.

ITEM 6. RESIGNATIONS OF DIRECTORS AND EXECUTIVE OFFICERS

The President and sole director of Scovel Management Inc., Gerald Ghini, resigned such offices as a result of the merger with New Millennium. The officers and directors of New Millennium will continue as the officers and directors of the successor issuer.

ITEM 7. FINANCIAL STATEMENTS

The audited financial statements for the years ending December 31, 1999 and 1998 and reviewed financial statements for the quarter ending March 31, 2000 are filed herewith.

ITEM 8. CHANGE IN FISCAL YEAR

New Millennium has a December 31 year end.

Exchange Act of 1934.

New Millennium was required to become a reporting company by the close of business on February 25, 2000. New Millennium has effected the merger with Scovel and has become a successor issuer thereto in order to comply with the reporting company requirements implemented by the OTC Electronic Bulletin Board administered by the NASD.

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors and Shareholders
New Millennium Media International, Inc.
(formerly Progressive Mailer Corp.)
Safety Harbor, Florida

We have reviewed the condensed balance sheets of New Millennium Media International, Inc. (formerly Progressive Mailer Corp.) (a development stage company) as of December 31, 1999 and March 31, 2000 and the related statements of operations and cash flows for the quarters ended March 31, 1999 and March 31, 2000. These financial statements are the responsibility of the Company's management.

We conducted our review in accordance with standards established by the American Institute of Certified Public Accountants. A review of interim financial statements consists principally of applying analytical procedures to financial data and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opnion.

Based on our review, we are not aware of any material modifications that should be made to the accompanying consolidated interim financial statements for them to be in conformity with generally accepted accounting principals.

We have previously audited, conducted in accordance with generally accepted auditing standards, the consolidated balance sheet as of December 31, 1998 and 1999, and the related statements of operations, stockholders' deficit and cash flows for the years then ended (not presented herein), and in our report dated June 1, 2000, we expressed a qualified report because of going concern uncertainty on those consolidated financial statements. In our opinion the information set forth in the accompanying condensed balance sheet as of December 31, 1999, is fairly stated in all material respects in relation to the condensed balance sheet from which is has been derived.

Richard J. Fuller, CPA, PA
Clearwater, Florida

June 22, 2000

                    NEW MILLENNIUM MEDIA INTERNATIONAL, INC.
                       (FORMERLY PROGRESSIVE MAILER CORP.)
                          (A DEVELOPMENT STAGE COMPANY)
                             CONDENSED BALANCE SHEET

                                                                  December 31,    March 31,
                                                                      1999          2000
                                                                                 (Unaudited)
ASSETS
Current Assets:
   Cash                                                           $     2,063    $   285,081
   Inventories                                                        548,862        567,612
                                                                  -----------    -----------
   Total Current Assets                                               550,925        852,693
                                                                  -----------    -----------
Furniture and Equipment-Net                                             3,964          7,216
                                                                  -----------    -----------

Other Assets
   Prepaid expenses-net                                                   417          5,271
   Goodwill, net of accumulated amortization
   of $22,587 and $28,234, respectively                               655,007        649,860

      Total Other Assets                                              655,424        655,131
                                                                  -----------    -----------
                                                                  $ 1,210,313    $ 1,515,040
                                                                  -----------    -----------

LIABILITIES AND
STOCKHOLDERS' DEFICIT

Current Liabilities
   Notes payable - related                                        $ 1,596,012    $ 1,611,012
   Accounts payable                                                    85,235         38,837
   Accrued expenses payable                                           129,289        145,289
                                                                  -----------    -----------
      Total Current Liabilities                                     1,810,536      1,795,138
                                                                  -----------    -----------

Long-term Liabilities                                                      --             --

Stockholders' Deficit
   Common stock, par value $.001; shares authorized, 25,000,000 shares issued and outstanding, 24,099,881 and 23,079,462
   respectively                                                        24,100         23,080

   Preferred stock, par value $.001; shares authorized, 10,000,000
   no shares issued and outstanding                                         0              0

Additional paid in capital                                            448,991        452,511
Common stock subscribed (1,382,000 shares)                                 --        441,500
Deficit accumulated during the development stage                   (1,073,314)    (1,197,189)
                                                                  -----------    -----------
Total Stockholders' Deficit                                          (600,223)      (280,098)
                                                                  -----------    -----------
                                                                  $ 1,210,313    $ 1,515,040
                                                                  ===========    ===========

                    NEW MILLENNIUM MEDIA INTERNATIONAL, INC.
                       (FORMERLY PROGRESSIVE MAILER CORP.)
                          (A DEVELOPMENT STAGE COMPANY)

                        CONDENSED STATEMENT OF OPERATIONS
                                   (Unaudited)

                                     For the        For the       From Inception
                                 quarter ended    quarter ended       through
                                    3/31/99          3/31/00          3/31/00
                                    -------          -------          -------

Income                            $     6,911      $        --      $    59,808

Costs and Expenses:
General and administrative        $   109,106      $   101,877      $ 1,086,504
Interest expense                       23,190           16,000          139,921
Depreciation and amortization             330            5,998           30,572
                                  -----------      -----------      -----------
     Total costs and expenses         132,626          123,875        1,256,997
                                  -----------      -----------      -----------

Loss from Operations                 (125,715)        (123,875)      (1,197,189)

Net Loss                          $  (125,715)     $  (123,875)     $(1,197,189)
                                  -----------      -----------      -----------

Basic Loss Per Common Share       $    (0.009)     $    (0.005)     $    (0.052)
                                  -----------      -----------      -----------

                    NEW MILLENNIUM MEDIA INTERNATIONAL, INC.
                       (FORMERLY PROGRESSIVE MAILER CORP.)
                          (A DEVELOPMENT STAGE COMPANY)

                        CONDENSED STATEMENT OF CASH FLOWS
                                   (Unaudited)

                                                      For the        For the    From Inception
                                                   Quarter Ended  Quarter Ended     through
                                                      3/31/99        3/31/00        3/31/00

Cash Flows from Operating Activities:
   Net loss                                         $  (125,715)   $  (123,875)   $(1,197,189)
   Adjustments to reconcile net loss to net
      cash used in operating activities:
   Depreciation and amortization                            330          5,998         30,772
   Common stock issued for services                         775             --         24,838
   Increase in inventories                             (481,916)       (18,750)      (567,612)
   Increase in prepaid expenses                              --         (5,000)        (5,000)
   Increase (decrease) in accounts payable
      and accrued expenses                              532,943        (30,398)       184,126

      Total adjustments                                  52,132        (48,150)      (332,876)
                                                    -----------    -----------    -----------
      Net Cash Used in Operating Activities             (73,583)      (172,025)    (1,530,065)
                                                    -----------    -----------    -----------

Cash Flows from Investing Activities
   Purchase of goodwill                                      --           (500)      (678,094)
   Purchase of fixed assets                                  --         (3,457)       (14,916)
                                                    -----------    -----------    -----------
   Net Cash Used in Investing Activities                     --         (3,957)      (693,010)
                                                    -----------    -----------    -----------

Cash Flows from Financing Activities
   Proceeds from notes payable - Related                 70,000         15,000      1,611,012
   Proceeds from common stock transactions                   --        444,000        897,144
                                                    -----------    -----------    -----------
Net Cash provided by
   Financing Activities                                  70,000        459,000      2,508,156
                                                    -----------    -----------    -----------

Increase in cash and cash equivalents               $    (3,583)   $   283,018    $   285,081

Cash and cash equivalents at
   beginning of period                              $     6,811    $     2,063    $       -0-
                                                    -----------    -----------    -----------

Cash and cash equivalents at
   end of period                                    $     3,228    $   285,081    $   285,081
                                                    -----------    -----------    -----------

Supplemental disclosure of cash flow information:
   Cash paid during the year for interest                     0              0              0
   Cash paid during the year
   for income taxes                                           0              0              0

                    NEW MILLENNIUM MEDIA INTERNATIONAL, INC.
                       (FORMERLY PROGRESSIVE MAILER CORP.)
                          (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO THE CONDENSED FINANCIAL STATEMENTS
                                   (Unaudited)

1.   Organization and Basis of Presentation
-------------------------------------------

New Millennium Media International, Inc. (formerly Progressive Mailer Corp.) (NMMI or the Company) is in the business of marketing advertising space in special advertising display machines. The accompanying unaudited condensed financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information in accordance with rules and regulations of the Securities and Exchange Commission, in particular, Regulation S-B. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements and should be read in conjunction with the Company's Annual Report (Form 10-KSB) for the years ended December 31, 1998 and 1999. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the quarter ended March 31, 2000 are not necessarily indicative of the results that may be expected for the year ending December 31, 2000.

2.   Development Stage Enterprise
---------------------------------

The Company is a development stage enterprise, as defined in Financial Accounting Standards Board Statement No. 7(SFAS No. 7). The Company is devoting substantially all of its efforts in securing and establishing a new business, and has engaged in limited activities in the advertising business, but no significant revenues have been generated to date.

3.   Going Concern Uncertainty
------------------------------

The Company has incurred recurring operating losses and negative cash flows and has negative working capital. The Company has financed itself primarily through the sale of its stock and related party borrowings. These conditions raise substantial doubt about the Company's ability to continue as a going concern.

There can be no assurance that the Company will be success in implementing its plans, or if such plans are implemented, that the Company will be successful.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern and do not include any adjustments to reflect the possible future effect on the recoverability and classification of assets or the amount and classification of liabilities that might result from the outcome of this uncertainty.

4.   Subsequent Events
----------------------

On April 12, 2000, the Company entered into an agreement with Investment Management of America, Inc. (a major stockholder and financial consultant) to exchange 3,000,000 shares of Common Stock for 3,000,000 shares of Series A Convertible Preferred Stock of the 5,000,000 shares created under resolution of the Board of Directors of the 10,000,000 Preferred Stock. In addition, the Company plans to increase the number of Common Stock authorized to 75,000,000 at a special Meeting of Stockholders on July 17, 2000. Further, the Company is securing an agreement with a financial institution to provide an equity line of $25,000,000.

Proforma financial information is presented for the current interim period and corresponding prior interim period for the Scovel Corporation merger on March 9, 2000.

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors and Shareholders
New Millennium Media International, Inc.
(formerly Progressive Mailer Corp.)
Safety Harbor, Florida

We have reviewed the pro forma  adjustments  reflecting  the event  described in
Note 1 and the application of those adjustments to the historical amounts in the accompanying statement of operations for the quarter ended March 31, 2000 of New Millennium Media International, Inc. (formerly Progressive Mailer Corp.) (a development stage company). The historical financial statements are derived from the March 31, 2000 historical financial statements of New Millennium Media International, Inc., which were reviewed by us, and the audited financial statements of December 31, 1999, which were audited by us. We have previously audited, conducted in accordance with generally accepted auditing standards, the consolidated balance sheet as of December 31, 1998 and 1999 and the related statements of operations, stockholders' deficit and cash flows for the years then ended (not presented herein), and in our report dated June 1, 2000, we expressed a qualified report because of a going concern uncertainty on those financial statements. Our review of the March 31, 2000 historical financial statements was conducted in accordance with standards established by the American Institute of Certified Public Accountants.

A review is substantially less in scope than an examination, the objective of which is the expression of an opinion on management's assumptions, the pro forma adjustments, and the application of those adjustments to historical information. Accordingly, we do not express such an opinion.

The objective of this pro forma financial information is to show what the significant effect is on the historical information might have been had the event described in Note 1 had occurred at an earlier date. However, the pro forma financial statements are not necessarily indicative of the results of operations or related effects on financial position that would have been attained had the above mentioned event actually occurred earlier.

Based on our review, nothing came to our attention that caused us to believe that management's assumptions do not provide a reasonable bases for presenting the significant effects directly attributable to the above mentioned event described in Note 1, that the related pro forma adjustments do not give appropriate effect to those assumptions, or that the pro forma column does not reflect the proper application of those adjustments to the historical financial statement amounts in the statement of operations for the quarter ended March 31, 2000.

Richard J. Fuller, CPA, PA
Clearwater, Florida

June 22, 2000

                    NEW MILLENNIUM MEDIA INTERNATIONAL, INC.
                       (FORMERLY PROGRESSIVE MAILER CORP.)
                          (A DEVELOPMENT STAGE COMPANY)

                          PRO FORMA CONDENSED COMBINED
                            STATEMENTS OF OPERATIONS

                      FOR THE QUARTER ENDED MARCH 31, 1999

                                                                                 Pro Forma
                                                                                   From
                                                                                 Inception
                           New Millennium   Scovel      Pro Forma                 through
                             Historical  Corporation   Adjustments   ProForma  March 31, 1999
Income                       $   6,911    $            $            $   6,911    $  17,566
Costs and Expenses:
General and
administrative               $ 109,106    $            $      33    $ 109,139    $ 866,855
Interest expense                23,190                                 23,190       53,746
Depreciation and
amortization                       330                                    330        1,832
                             ---------    ---------    ---------    ---------    ---------

Total costs and
expenses                       132,626           --           33      132,659      922,433
                             ---------    ---------    ---------    ---------    ---------

Loss from
Operations                    (125,715)          --          (33)    (125,748)    (904,867)

Net Loss                     $(125,715)   $      --    $     (33)   $(125,748)   $(904,867)
                             ---------    ---------    ---------    ---------    ---------

Basic and Diluted Loss Per
Common Share                 $  (0.009)                             $  (0.009)   $   (0.14)
                             ---------                              ---------    ---------

                    NEW MILLENNIUM MEDIA INTERNATIONAL, INC.
                       (FORMERLY PROGRESSIVE MAILER CORP.)
                          (A DEVELOPMENT STAGE COMPANY)

              PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS

                      FOR THE QUARTER ENDED MARCH 31, 2000

                                                                                         Pro Forma
                                                                                            From
                                                                                          Inception
                            New Millennium     Scovel       Pro Forma                      through
                              Historical    Corporation    Adjustments     Pro Forma    March 31, 2000
Income                       $              $              $              $              $    59,808

Costs and Expenses:
General and
administrative               $   101,877    $              $        33    $   101,910    $ 1,086,537
Interest expense                  16,000                                       16,000        139,921
Depreciation and
amortization                       5,998                                        5,998         30,572
                             -----------    -----------    -----------    -----------    -----------

Total costs and
expenses                         123,875             --             33        123,908      1,257,030
                             -----------    -----------    -----------    -----------    -----------

Loss from
Operations                      (123,875)            --            (33)      (123,908)    (1,197,222)

Net Loss                     $  (123,875)   $        --    $       (33)   $  (123,908)   $(1,197,222)
                             -----------    -----------    -----------    -----------    -----------

Basic and Diluted Loss
Per Common Share             $    (0.005)                                 $    (0.005)   $    (0.052)
                             -----------                                  -----------    -----------

                    NEW MILLENNIUM MEDIA INTERNATIONAL, INC.
                       (FORMERLY PROGRESSIVE MAILER CORP.)
                          (A DEVELOPMENT STAGE COMPANY)

            NOTE TO THE PRO FORMA CONDENSED STATEMENT OF OPERATIONS
                                   (Unaudited)

                      For the quarter ended March 31, 2000

1.   Basis of Presentation
--------------------------

On March 9, 2000, the Company acquired 100% of the issued and outstanding common stock of Scovel Corporation in exchange for 500,000 shares of the Company. As part of the merger, the Company is considered a successor issuer in order to comply with reporting requirements implemented by the NASDAQ stock market. This statement is based on the transaction having taken place on January 4, 2000, the date of Scovel Management, Inc.'s incorporation and utilizes the reviewed historical financial statements. The resulting pro forma statement reflects the effect on historical financial statements.

                    NEW MILLENNIUM MEDIA INTERNATIONAL, INC.
                       (FORMERLY PROGRESSIVE MAILER CORP.)
                          (A DEVELOPMENT STAGE COMPANY)

                 FINANCIAL STATEMENTS DECEMBER 31, 1998 and 1999

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors and Shareholders
New Millennium Media International, Inc.
(formerly Progressive Mailer Corp.)
Safety Harbor, Florida

We have audited the balance sheets of New Millennium Media International, Inc. (formerly Progressive Mailer Corp.) (a development stage company) as of December 31, 1998 and 1999, and the related statements of operations, stockholders' deficit and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit. The financial statements of Progressive Mailer Corp. as of December 31, 1997, were audited by other auditors whose report dated July 16, 1998, expressed an unqualified opinion on those statements.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The Company is a development stage enterprise, as defined in Financial Accounting Standards Board No. 7. The Company is devoting all of its present efforts in securing and establishing a new business, and its planned principal operations have not commenced, and, accordingly, minimal revenue has been derived during the organizational period.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of New Millennium Media International, Inc. (formerly Progressive Mailer Corp.) at December 31, 1998 and 1999 and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has incurred losses for the years ended December 31, 1998 and 1999. This condition raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 5. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Richard J. Fuller, CPA, PA
Clearwater, Florida

June 1, 2000

                    NEW MILLENNIUM MEDIA INTERNATIONAL, INC.
                       (FORMERLY PROGRESSIVE MAILER CORP.)
                          (A DEVELOPMENT STAGE COMPANY)
                                  BALANCE SHEET

                     December 31, 1998 and December 31, 1999

                                                                        1998           1999
                                                                    -----------    -----------
ASSETS
Current Assets:
   Cash                                                             $     6,811    $     2,063
   Inventories                                                          481,916        548,862
                                                                    -----------    -----------
      Total Current Assets                                              488,727        550,925
Furniture and Equipment
   Office furniture and equipment                                         7,210          4,249
   Less accumulated depreciation                                         (1,319)          (285)
                                                                    -----------    -----------
      Furniture and Equipment-Net                                         5,891          3,964
                                                                    -----------    -----------

Other Assets
   Organizational costs, net of accumulated
      amortization of $383 and $583                                         617            417
   Goodwill, net of accumulated amortization
      of $22,587                                                              0        655,007
                                                                    -----------    -----------
      Total Other Assets                                                    617        655,424
                                                                    -----------    -----------
                                                                    $   495,235    $ 1,210,313
                                                                    ===========    ===========

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current Liabilities
   Notes payable - related                                         $   638,952    $ 1,596,012
   Accounts payable                                                     42,119         85,235
   Accrued expenses payable                                             33,068        129,289
                                                                   -----------    -----------
      Total Current Liabilities                                        714,139      1,810,536
                                                                   -----------    -----------

Long-term Liabilities                                                        0              0

Stockholders' Deficit

    Common stock, par value $.001; shares authorized, 25,000,000 shares issued and outstanding, 5,310,000 and 24,099,881
    respectively, 1998 and 1999                                          5,310         24,100
    Preferred stock, par value $.001; shares
    authorized, 10,000,000
    no shares issued and outstanding                                         0              0
    Additional paid in capital                                         403,115        448,991
    Deficit accumulated during the development stage                  (627,329)    (1,073,314)
                                                                   -----------    -----------
       Total Stockholders' Deficit                                    (218,904)      (600,223)
                                                                   -----------    -----------
                                                                   $   495,235    $ 1,210,313
                                                                   ===========    ===========

                    NEW MILLENNIUM MEDIA INTERNATIONAL, INC.
                      (FORMERLY PROGRESSIVE MAILER CORP.)
                         (A DEVELOPMENT STAGE COMPANY)

                            STATEMENT OF OPERATIONS

                                        For the        For the    From Inception
                                       Year Ended    Year Ended       through
                                        12/31/98      12/31/99       12/31/99
                                      -----------    -----------    -----------

Income                                $    10,632    $    49,176    $    59,808

Costs and Expenses:
   General and administrative         $   586,998    $   376,707    $   984,627
   Interest expense                        28,539         95,382        123,921
   Depreciation and amortization            1,319         23,072         24,574
                                      -----------    -----------    -----------
Total costs and expenses                  616,856        495,161      1,133,122
                                      -----------    -----------    -----------

Loss from Operations                     (606,224)      (445,985)    (1,073,314)

Net Loss                              $  (606,224)   $  (445,985)   $(1,073,314)
                                      ===========    ===========    ===========

Basic and Diluted Loss
Per Common Share                      $     (0.15)   $     (0.03)   $     (0.08)
                                      ===========    ===========    ===========

                    NEW MILLENNIUM MEDIA INTERNATIONAL, INC.
                       (FORMERLY PROGRESSIVE MAILER CORP.)
                          (A DEVELOPMENT STAGE COMPANY)

                       STATEMENT OF STOCKHOLDERS' DEFICIT
          For the Period from January 1, 1998 through December 31, 1999

                                                                                              Deficit
                                                                                            Accumulated
                                                                             Additional     during the         Total
                                            Common Stock                     Paid - in      development    stockholders'
                                               Shares          Amount          Capital         period          equity
                                            ------------    ------------    ------------    ------------    ------------
Balance January 1, 1998                        2,015,000    $      2,015    $     19,907    $    (21,105)   $        817

Shares issued for cash
   Pursuant to a private placement
   at $.05 per share                           1,725,000           1,725          84,525                          86,250

Shares issued to a shareholder
  as compensation for providing a
  $60,000 unsecured loan                         775,000             775               0                             775

Shares issued for cash
    Pursuant to a private placement
   at $.05 per share                             795,000             795         116,045                         116,840

Shares issued to purchase all of
   the assets of Lufam Technologies, Inc.
   (Purchase made in 1998 and stock
   issued in 1999)                                     0               0         182,638                         182,638

Net loss for the period ended
    December 31, 1998                                                                           (606,224)       (606,224)
                                            ------------    ------------    ------------    ------------    ------------

Balance, December 31, 1998
                                               5,310,000           5,310         403,115        (627,329)       (218,904)
                                            ------------    ------------    ------------    ------------    ------------

Shares issued to purchase all of
   the assets of Lufam Technologies, Inc.
   (Purchase made in 1998 and stock
   issued in 1999)                             1,710,000           1,710               0                           1,710

Shares issued to purchase all of
   Unergi, Inc.                               16,566,667          16,567               0                          16,567

Shares issued for cash                         2,223,214             513          45,876                          46,389

Net loss for the period ended
    December 31, 1999                                                                           (445,985)       (445,985)
                                            ------------    ------------    ------------    ------------    ------------

Balance, December 31, 1999
                                              25,809,881    $     24,100    $     48,991    $ (1,073,314)   $   (600,223)
                                            ============    ============    ============    ============    ============

                    NEW MILLENNIUM MEDIA INTERNATIONAL, INC.
                       (FORMERLY PROGRESSIVE MAILER CORP.)
                          (A DEVELOPMENT STAGE COMPANY)

                             STATEMENT OF CASH FLOWS

                                                        For the        For the   From Inception
                                                      Year Ended     Year Ended      through
                                                       12/31/98       12/31/99       12/31/99
                                                       --------       --------       --------
Cash Flows from Operating Activities:
   Net loss                                          $  (606,224)   $  (445,985)   $(1,073,314)
   Adjustments to reconcile net loss to net
      cash used in operating activities:
      Depreciation and amortization                        1,519         23,072         24,774
      Common stock issued for services                       775          5,891         24,838
   Increase in inventories                              (481,916)       (66,946)      (548,862)
   Increase in accounts payable                           42,119         43,116         85,235
   Increase in accrued expenses                           33,068         96,221        129,289
                                                     -----------    -----------    -----------
      Total adjustments                                 (404,435)       101,354       (284,726)
                                                     -----------    -----------    -----------
Net Cash Used in Operating Activities                 (1,010,659)      (344,631)    (1,358,040)
                                                     -----------    -----------    -----------

Cash Flows from Investing Activities
   Purchase of goodwill                                        0       (677,594)      (677,594)
   Purchase of fixed assets                               (7,210)        (4,249)       (11,459)
                                                     -----------    -----------    -----------
Net Cash Used in Operating Activities                     (7,210)      (681,843)      (689,053)
                                                     -----------    -----------    -----------

Cash Flows from Financing Activities
   Proceeds from notes payable - Related                 638,952        957,060      1,596,012
   Proceeds from common stock issued                     385,728         64,666        453,144
                                                     -----------    -----------    -----------
Net Cash provided by Financing Activities              1,024,680      1,021,726      2,049,156
                                                     -----------    -----------    -----------

Increase in cash and cash equivalents                $     6,811    $    (4,748)   $     2,063

Cash and cash equivalents at
beginning of period                                  $         0    $     6,811    $         0
                                                     -----------    -----------    -----------

Cash and cash equivalents at end of period           $     6,811    $     2,063    $     2,063
                                                     ===========    ===========    ===========

Supplemental disclosure of cash flow information:

   Cash paid during the year for interest                      0              0              0

   Cash paid during the year for income taxes                  0              0              0

                    NEW MILLENNIUM MEDIA INTERNATIONAL, INC.
                       (FORMERLY PROGRESSIVE MAILER CORP.)
                          (A DEVELOPMENT STAGE COMPANY)

                        NOTES TO THE FINANCIAL STATEMENTS
                           December 31, 1998 and 1999

1.   Organization and summary of significant accounting policies
----------------------------------------------------------------

New Millennium Media International, Inc. (formerly Progressive Mailer Corp.) (NMMI or the Company) was incorporated under the laws of the State of Florida on February 5, 1997. On April 30, 1998, as part of a plan or reorganization, the Company became New Millennium Media International, Inc., a Colorado company. On April 14, 1998, all the assets of Lufam Technologies, Inc. were acquired in exchange for 1,710,000 shares of the Company's $.001 par value common stock. On August 31, 1999, pursuant to an Agreement and Plan of merger, the Company acquired all the issued and outstanding stock of Unergi, Inc. in exchange for 16,566,667 shares of the Company's $.001 par value common stock. The Company is in the business of marketing advertising space in special advertising display machines.

Development Stage Enterprise
----------------------------

The Company is a development stage enterprise, as defined in Financial Accounting Standards Board Statement No. 7(SFAS No. 7). The Company is devoting substantially all of its efforts in securing and establishing a new business, and has engaged in limited activities in the advertising business, but no significant revenues have been generated to date.

Basis of presentation
---------------------

The financial statements have been prepared using the accrual method of accounting. Revenues are recognized when earned and expenses when incurred. Fixed assets are stated at cost. Depreciation and amortization using the straight-line method for financial reporting purposes and accelerated methods for income tax purposes.

The financial statements have been prepared on a going concern basis that contemplates the realization of assets and liquidation of liabilities in the ordinary course of business. As shown in the accompanying financial statements, the Company has incurred significant losses and at December 31, 1998 and 1999, the Company has a stockholders' deficit of $627,329 and $1,073,314 respectively.

The financial statements do not include any adjustments that might be necessary should the Company be unable to continue as a going concern.

Use of estimates
----------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

Going Concern Uncertainty
-------------------------

The Company has incurred recurring operating losses and negative cash flows and has negative working capital. The Company has financed itself primarily through the sale of its stock and related party borrowings. These conditions raise substantial doubt about the Company's ability to continue as a going concern. As noted in Note 5, the Company has initiated several actions to generate working capital for expected advertising growth.

There can be no assurance that the Company will be success in implementing its plans, or if such plans are implemented, that the Company will be successful.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern and do not include any adjustments to reflect the possible future effect on the recoverability and classification of assets or the amount and classification of liabilities that might result from the outcome of this uncertainty.

Comprehensive Income
--------------------

Statement  of  Financial   Accounting   Standards  (SFAS)  No.  130,  "Reporting
Comprehensive Income," establishes standards for reporting and display of comprehensive income, its components and accumulated balances. Comprehensive income is defined to include all changes in equity except those resulting from investments by owners and distributions to owners. Among other disclosures, SFAS No. 130 requires that all items that are required to be recognized under current accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. The Company does not have any assets requiring disclosure of comprehensive income.

Segments of Business Reporting
------------------------------

Statement of Financial Accounting Standards (SFAS) No. 131, establishes standards for the way that public companies report information about operating segments in annual financial statements and requires reporting of selected information about operating segments in interim financial statements issued to the public. It also establishes standards for disclosures regarding products and services, geographic areas and major customer. SFAS 131 defines operating segments as components of a company about which separate financial information is available that is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and in assessing performance. The Company has evaluated this SFAS and does not believe it is applicable at this time.

Intangible assets
-----------------

Organization costs are amortized using the straight-line method over their estimated useful lives of five years and are stated at cost less accumulated amortization. The Company reviews for the impairment of long-lived assets and certain identifiable intangibles annually. No such impairment losses have been identified by the Company for the years presented.

Under the purchase method of accounting, tangible and identifiable intangible assets acquired and liabilities assumed are recorded at their estimated fair values. The excess of the purchase price, including estimated fees and expenses related to the merger, over the net assets acquired is classified as goodwill by the Company. The estimated fair values and useful lives of assets acquired and liabilities assumed are based on a preliminary valuation and are subject to final valuation adjustments which may cause some of the intangibles to be amortized over a shorter life than the goodwill amortization period of 15 years

Inventories
-----------

Inventories consist primarily of advertising machines acquired substantially from one vendor. These machines are intended to generate income from revenue for placement of these machines at various locations and are carried at the lower of cost (first-in, first-out) or market. Once the machines are placed in service, depreciation is to be recognized. No depreciation has been recognized for the years ended 1998 and 1999 because no significant rental activity has yet occurred.

Furniture and equipment
-----------------------

Furniture   and  equipment  is  stated  at  cost  and   depreciated   using  the
straight-line method, over the estimated useful lives of five to seven years.

Advertising Costs
-----------------

The Company expenses the cost of advertising as incurred.

Income Taxes
------------

The Company accounts for income taxes under Statement of Financial Accounting Standards No. 109 (SFAS No. 109). Under SFAS No. 109, deferred income tax assets and liabilities are determined based upon differences between financial reporting and tax bases of assets and liabilities and are measured using currently enacted tax rates. SFAS No. 109 requires a valuation allowance to reduce the deferred tax assets reported if, based on the weight of the evidence, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

Basic and Diluted Loss Per Common Share
---------------------------------------

Basic loss per common share is based on the weighted average number of shares outstanding during the period. The computation of diluted loss per common share is similar to basic earnings per share, except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potentially dilutive common shares had been issued. Diluted loss per common share is the same as basic loss per common share.

Cash Equivalents
----------------

For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

Fair Value of Financial Instruments
-----------------------------------

All financial instruments are held for purposes other than trading. The following methods and assumptions were used to estimate the fair value of each financial instrument for which it is practicable to estimate that value: For cash, cash equivalents and notes payable, the carrying amount is assumed to approximate fair value due to the short-term maturities of these instruments.

Concentrations of Credit Risk
-----------------------------

Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of cash. The Company places its cash with high quality financial institutions. At times during the year, the balance at any one financial institution may exceed FDIC limits. Also, the Company relies principally on one vendor to supply inventory. Because the vendor is the major manufacturer of this inventory, and located in the United Kingdom, abrupt changes in economic conditions including scheduling and shipping disruptions could cause a delay or have an adverse affect on management's ability to meet rental commitments.

2.   Notes Payable - Related
----------------------------

The Company issued notes to related parties. These notes are due on demand.

                                                             1998         1999
                                                             ----         ----
   Note due stockholder former officer at 10% interest   $  638,952   $  641,152
      secured by inventories
   Notes due stockholders, non-interest bearing                  --      954,860
                                                         ----------   ----------
                                                         $  638,952   $1,596,012

3.   Acquisition
----------------

On August 31, 1999 the Company acquired all the outstanding stock of Unergi, Inc. The acquisition was accounted for as a purchase. Consideration for the purchase was the issuance of 16,566,667 shares of $.001 par value stock of the Company. The purchase price exceeded the fair value of the net assets acquired by $677,594 which has been recorded as goodwill. The unaudited pro forma consolidated balance sheet at December 31, 1998 and the unaudited pro forma consolidated statements of operations for December 31, 1998 and 1999 have been presented as if the business combinations of New Millennium Media International, Inc. and Unergi, Inc. had been made at the beginning of the periods presented. The unaudited pro forma results have been prepared for comparative purposes only and do no purport to be indicative of the results of operations which would have actually resulted had the combinations been in effect on January 1, 1998, or of future results of operations.

                        PRO FORMA COMBINED BALANCE SHEET
                                December 31, 1998

                                                 New Millennium               Pro Forma
                                                   Historical   Unergi, Inc. Adjustments   Pro Forma
                                                    ------------------------------------------------
ASSETS
Current Assets:
   Cash                                             $   6,811    $   1,691                 $   8,502
   Inventories                                        481,916      481,916
   Stock Subscription Receivable                          800         (800)                        0
   Employee Advance                                     1,000       (1,000)                        0
      Total Current Assets                            488,727        3,491       (1,800)     490,418
                                                    ------------------------------------------------

Furniture and Equipment
   Office furniture and equipment                       7,210                                  7,210
   Less accumulated depreciation                       (1,319)                                (1,319)
   Furniture and Equipment-Net                          5,891                                  5,891
                                                    ------------------------------------------------

Other Assets
   Organizational costs, net of accumulated
   amortization of $383                                   617                                    617
                                                    ------------------------------------------------
      Total Other Assets                                  617                                    617
                                                    ------------------------------------------------
                                                    $ 495,235    $   3,491                 $ 496,926
                                                    ================================================

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current Liabilities
   Notes payable - related                          $ 638,952    $ 115,000    $            $ 753,952
   Accounts payable                                    42,119            0                    42,119
   Accrued expenses payable                            33,068       39,281                    72,349
                                                    ------------------------------------------------
      Total Current Liabilities                       714,139      154,281                   868,420
                                                    ------------------------------------------------

Long-term Liabilities                                       0                                      0

Stockholders' Deficit
   Common stock, par value $.001; shares
      authorized, 25,000,000 shares
      issued and outstanding, 5,310,000                 5,310        1,000       (1,000)       5,310
   Preferred stock, par value $.001; shares
      authorized, 10,000,000
      no shares issued and outstanding                      0                                      0
   Additional paid in capital                         403,115                                403,115
   Deficit accumulated during the
      development stage                              (627,329)    (151,790)        (800)    (779,919)
                                                    ------------------------------------------------
Total Stockholders' Deficit                          (218,904)    (150,790)      (1,800)    (371,494)
                                                    ------------------------------------------------
                                                    $ 495,235    $   3,491    $  (1,800)   $ 496,926
                                                    ================================================

              PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1998

                                                                                        Pro Forma
                                                                                          From
                                                                                        Inception
                                 New Millennium               Pro Forma                  through
                                   Historical  Unergi, Inc.  Adjustments  Pro Forma     12/31/98
                                   -------------------------------------------------------------
Income                             $  10,632    $      23    $            $  10,655    $  10,655

Costs and Expenses:
   General and administrative      $ 586,998    $ 149,796    $    (800)   $ 735,994    $ 757,716
   Interest expense                   28,539        2,017       30,556       30,556
   Depreciation and amortization       1,319            0        1,319        1,502
                                   -------------------------------------------------------------
      Total costs and expenses       616,856      151,813         (800)     767,869      789,774
                                   -------------------------------------------------------------

Loss from Operations                (606,224)    (151,790)        (800)    (758,814)    (779,119)

Net Loss                           $(606,224)   $(151,790)   $    (800)   $(758,814)   $(779,119)
                                   =============================================================

Basic and Diluted Loss Per
   Common Share                    $   (0.15)                             $   (0.18)       (0.19)
                                   =============================================================

              PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1999

                                                                                               Pro Forma
                                                                                                 From
                                                                                               Inception
                                  New Millennium                 Pro Forma                      through
                                    Historical    Unergi, Inc.  Adjustments      Pro Forma      12/31/99
                                   ----------------------------------------------------------------------
Income                             $    49,176    $         2    $             $     49,178        59,833

Costs and Expenses:
   General and administrative      $   376,707    $   140,596    $             $    517,303     1,275,019
   Interest expense                     95,382              0                       95,382        125,938
   Depreciation and amortization        23,072              0                       23,072         24,574
                                   ----------------------------------------------------------------------
      Total costs and expenses         495,161        140,596                      635,757      1,425,531
                                   ----------------------------------------------------------------------

Loss from Operations                  (445,985)      (140,594)                    (586,579)    (1,365,698)

Net Loss                           $  (445,985)   $  (140,594)   $             $  (586,579)    (1,365,698)
                                   ======================================================================

Basic and Diluted Loss
Per Common Share                   $     (0.03)                                $     (0.05)   $     (0.11)
                                   ======================================================================

4.   Income Taxes
-----------------

The Company has available net operating loss carryforwards of $870,000 which expire through 2014.

After consideration of all the evidence, both positive and negative, management has determined that a full valuation allowance is necessary to reduce the deferred tax assets to the amount that will more likely than not be realized. Accordingly, components of the Company's net deferred income taxes are as follows:

                                                      1998         1999
                                                      ----         ----
Deferred tax assets:
   Net operating loss carryforwards                $ 570,000    $ 870,000
      Valuation allowance for deferred tax asset    (570,000)    (870,000)
                                                   ---------    ---------
                                                   $      --    $      --

5.   Subsequent Events
----------------------

On March 9, 2000, the Company acquired 100% of the issued and outstanding common stock of Scovel Corporation in exchange for 500,000 shares of the Company. As part of the merger, the Company is considered a successor issuer in order to comply with reporting requirements implemented by the NASDAQ stock market. Further, the Company is securing an agreement with a financial institution to provide an equity line of $25,000,000. Management's intention is, in part, to provide the necessary capital needed for the expected growth in the advertising business.

Also, subsequent to year-end, the Company entered into a two year operating lease, effective April 1, 2000, for its corporate offices with rent expense of $16,094 and $16,899 annually. The lease has a renewal option and requires the Company to pay certain common area costs.

On April 12, 2000, the Company entered into an agreement with Investment Management of America, Inc. (a major stockholder and financial consultant) to exchange 3,000,000 shares of Common Stock for 3,000,000 shares of Series A Convertible Preferred Stock. In connection with this agreement, the Company passed a resolution creating a Series A Convertible Preferred Stock as to 5,000,000 shares of its Preferred Stock.

In addition, the Company entered into a three year employment agreement with its President, as amended June 1, 2000, providing for compensation of $140,000 in the first year and $120,000 in the subsequent two years. The President is to receive 10 percent of all issued and outstanding Company common stock plus stock options which shall be determined by the Board of Directors.

Index to Exhibits

2.1 Agreement and Plan of Merger dated as of March 9, 2000 between Scovel Corporation, a Delaware corporation ("Scovel"), and New Millennium Media International, Inc., a Colorado corporation ("New Millennium")*

3.1  Articles of Incorporation of New Millennium Media International, Inc.

3.2  By-Laws of New Millennium Media International, Inc.

17.1 Resignation Letter of Gerald Ghini

27.1. Financial Data Schedule

*    - Filed with 8-K filing on March 9, 2000 (SEC File No. 0-29195)

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K12G3A to be signed on its behalf by the undersigned hereunto duly authorized.

                     NEW MILLENNIUM MEDIA INTERNATIONAL INC.

                                       BY: /s/ John Thatch
                                           ----------------------------
                                           John Thatch
                                           President and Chief Executive Officer

Dated: July 20, 2000